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                             AMES DEPARTMENT STORES, INC.            Exhibit 20
                              MARCH RESULTS VS. PLAN                Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                  March, 1995        Year-to-Date 1995
                                                Last                       Last
                              ActualPlan (a)  Yr (b)   Actual Plan (a)   Yr (b)
INCOME SUMMARY:
Net Sales                    $175.7  $173.4   $178.9   $301.0   $298.5   $300.4

FIFO  Margin     $             44.3    45.8     44.9     73.7     77.4     75.2
      Margin     %             25.2%   26.4%    25.1%    24.5%    25.9%    25.0%

Total Expenses                (51.0)  (51.4)   (51.9)   (91.1)   (93.0)   (93.8)

Other Income/Property Gains     3.5     2.4      4.2      5.3      4.1      7.2
                             ---------------------------------------------------
EBITDA                         (3.2)   (3.2)    (2.8)   (12.1)   (11.5)   (11.4)

Depreciation and Amort (net)   (0.2)   (0.1)     0.2     (0.3)    (0.3)     0.4
Net Interest Expense           (1.8)   (2.3)    (2.1)    (3.2)    (3.8)    (3.9)
Other Expenses, Incl LIFO         -       -     (3.0)    (0.1)       -     (3.3)
Non-Cash Inc. Tax Ben.          1.6     1.7        -      4.7      4.7        -

                             ---------------------------------------------------
Net Income (Loss)              (3.6)   (3.9)    (7.7)  ($11.0)  ($10.9)  ($18.2)
                             ===================================================


                                                      Balance at end of Period
                                                                         Last
                                                      Actual  Plan (a)   Yr (b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $26.6    $25.4    $92.8
Merchandise Inventories, LIFO                           495.2    489.5    494.0
Other Current Assets                                     41.4     40.3     35.7
                                                     ---------------------------
      Total Current Assets                              563.2    555.2    622.5
Net Fixed Assets                                         42.6     42.7     22.1
Long-Term Assets                                          5.3      5.5      1.7
                                                     ---------------------------
      Total Assets                                     $611.1   $603.4   $646.3
                                                     ===========================

Trade Accounts Payable                                 $146.9   $104.8   $119.7
Short-Term Debt (Revolver)                               80.1    120.0     73.6
Other Current Liabilities                               166.9    155.4    236.4
                                                     ---------------------------
      Total Current Liabilities                         393.9    380.2    429.7

Long-Term Debt                                           30.1     38.1     43.6
Other Long-Term Liabilities                              43.0     42.1     52.3

Unfavorable Lease Liability                              22.6     22.6     24.7
Fresh-start Excess Net Assets (Negative Goodwill)        47.5     47.6     53.7

Paid-In-Capital                                          81.0     80.3     73.5
Retained Earnings (Deficit)                              (7.0)    (7.5)   (31.2)
                                                     ---------------------------
      Total Stockholders' Equity                         74.0     72.8     42.3
                                                     ---------------------------
      Total Liabilities & Equity                       $611.1   $603.4   $646.3
                                                     ===========================

  (a) As reported on Form 8-K dated February 16, 1995.
  (b) Certain reclassifications have been made to the fiscal 1994 account balances to conform to the current year presentation.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization and other non-cash charges.

                                    Page 6 of 7
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